Power of Attorney


Know all by these presents, that the undersigned (the "Reporting Person") hereby constitutes and appoints each of Melanie A. DeMorrow, Assistant Vice President-Shareholder Relations; Richard M. Lavers, Secretary; Joseph P. Tomczak, Executive Vice President & C.F.O.; Ellen C. Padesky, Assistant Secretary; and Jessica L. Long, Assistant Secretary, signing singly, as the Reporting Person's true and lawful attorney-in-fact, to:

(1) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer or trustee of Coachmen Industries, Inc. (the "Company"), Forms 3, 4, and 5 and such other similar forms as may be required for filing in accordance with Section 16(a) of the Securities Exchange Act of 1934, or the Sarbanes-Oxley Act of 2002, and the rules thereunder;

(2) do and perform all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such forms and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority or other federal agency; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person.

The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by the virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the company assuming, any of the Reporting Persons responsibilities to comply with any of the above specified laws or regulations.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file such forms with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the Secretary of the Company.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 10th day of July, 2003.



						s/Michael R. Terlep Jr.